Exhibit 99.1

Brain Scientific Files Patent Application For New Long Term Monitoring EEG Cap

NEW YORK, December 2, 2020 -- Brain Scientific Inc. (OTCQB: BRSF), a neurology-focused medical device and software company, has filed a provisional patent application in the United States Patent and Trademark Office (“USPTO”) entitled “FULL HEAD APPARATUS AND ELECTRODES FOR CONDUCTING ELECTROENCEPHALOGRAPHY”.

During EEG testing electrodes are put to the person’s head by either a cap application or placement of each electrode. The latter method is time consuming and requires a trained technician. Reusable caps and electrodes need cleaning and adding gel - a lengthy procedure that can also transmit germs. Both methods can lead to recording incorrect signals if the person moves during the test. Additionally, when an electrode cap is used for EEG, customizing it to fit users remains a challenge due to the various head sizes. Disposable EEG caps address this problem but they can only be provided with pre-set sizes.

“The new EEG product for which Brain Scientific is seeking a patent approval is a flexible head cap for conducting electroencephalography. The cap carries multiple dry electrodes that are placed at various positions corresponding to various channels for bio-signal collection,” said Irina Nazarova, Marketing Director at Brain Scientific.

The new flexible full head EEG cap is a response to the market demand for size-adjustable EEG with maximized electrode placement coverage and strong contact with the scalp, where the person’s comfort is maximized and bio-signals collected are of high quality.

Traditionally, EEG tests have been useful in helping diagnose conditions relating to brain injuries, such as seizures, strokes, brain tumors, Alzheimer’s disease and certain psychoses. Recent studies show more than 80% of hospitalized COVID-19 patients have neurological symptoms, which could require EEG testing. Also, Brain Scientific estimates that approximately 5 million patients in US emergency departments and ICUs are subject to seizures and could benefit from routine EEG tests.

Additionally, EEG systems have gone through evolution to become an integral part of modern applications, such as brain computer interface for controlling electronic devices, neurofeedback activities, electronic sports (e-sports), health and wellness parameter collection, virtual and augmented reality, and sleep pattern evaluations.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

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